Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ameriguard Security Services, Inc. (formerly Health Revenue Assurance Holdings, Inc.) (the “Company”) on Form 10-Q for the quarter period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence Garcia, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 10, 2022	By:	/s/ Lawrence Garcia
Lawrence Garcia Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)